1
THESE WARRANTS AND ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE WARRANTS ARE NOT TRANSFERABLE, AND ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON THEIR EXERCISE MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH PROPOSED TRANSFER IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.


                                             CLASS I WARRANT
                                     TO PURCHASE CLASS A COMMON STOCK

Warrant No. 1

         This Warrant issued by ARC Capital, a California corporation (the "Company"), as of July 24, 1996, entitles Ventek, Inc. (the registered "Holder") to purchase 1,000,000 shares of the Company's Class A Common Stock at an initial purchase price of $2.25 per share (the "Purchase Price") pursuant to the conditions set forth in Section 2 below.

         This Warrant is one in a series of Class I Warrants, which in the aggregate entitles the Holders thereof to purchase up to 1,000,000 shares of Class A Common Stock. The Class I Warrants were issued in connection with the Company's purchase certain assets of Ventek, Inc. ("Ventek") pursuant to an Asset Purchase Agreement dated July 24, 1996, among the Company, Ventek and the shareholders of Ventek.

          SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

         (a) "Common Stock" shall mean the Class A Common Stock of the Company, whether now or hereafter authorized.

         (b) "Corporate Office" shall mean the office of the Company at which at any particular time its principal business shall be administered, which office is located at the date hereof at 2067 Commerce Drive, Medford, Oregon 97504,
Attention: President.

         (c) "Exercise Date" shall mean the date on which the Company shall have received both (a) the Warrant, with an exercise form acceptable to the Company and duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) the Purchase Price.

         (d) "Initial  Warrant  Exercise Dates" shall mean the dates specific in
Section 2 hereof.

         (e) "Purchase Price" shall mean the purchase price to be paid per share of Common Stock upon exercise of each Warrant in accordance with the terms hereof, which price shall be $2.25, subject to adjustment from time to time pursuant to the provisions of Section 8 hereof, and subject to the Company's right to reduce the Purchase Price upon notice to all Registered Holders. The Purchase Price may be paid in whole or in part either (i) in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price, or (ii) by delivery of Common Stock in transferable form, such Common Stock to be valued for such purpose at its fair market value on the Exercise Date (a "Cashless Exercise"). For purposes of a Cashless Exercise, the fair market value shall be deemed to be the last sale price of the Common Stock on the business day prior to the date of the Cashless Exercise or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the average of the last reported bid and asked prices of the Common Stock on such day as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price of the Common Stock as determined by the Board of Directors.

         (f) "Registered Holders" shall mean the persons in whose names the Warrants shall be registered on the books maintained by the Company.

         (g) "Warrant Expiration Date" shall mean 5:00 P.M. (Oregon time) on July 23, 2001, or earlier as provided in Section 2 hereof; except that if such date shall in the State of Oregon be a holiday or a day on which banks are authorized to close, then 5:00 P.M. (Oregon time) on the next following day which in the State of Oregon is not a holiday or a day on which banks are authorized to close. Upon notice to all Registered Holders the Company shall have the right to extend the Warrant Expiration Date.

         SECTION 2.  Conditions Precedent to Warrants Becoming Exercisable.

         (a) The Holder's right to exercise any portion of this Warrant shall be subject to the achievement of certain sales and earnings objectives for ARC Subsidiary (as that term is defined in that certain Asset Purchase Agreement dated July 24, 1996, between the Company and Ventek) during the following periods: (i) from the date of this Warrant to December 31, 1996, (ii) calendar 1997, (iii) calendar 1998, and (iv) calendar 1999. The Initial Warrant Exercise Dates shall be, each as to 25% of the shares of Common Stock purchasable pursuant to the Warrant, March 31, 1997, 1998, 1999 and 2000 for the above periods, respectively, but only if Ventek's sales and earnings for each period equal or exceed, as to each period individually or cumulatively, the following amounts:

              Period                                     Sales       Earnings

From the date of the Warrant to December 31, 1996     $ 2,500,000   $  723,875

Calendar 1997                                           6,000,000    2,250,750

Calendar 1998                                           9,000,000    3,660,750

Calendar 1999                                          11,000,000    4,718,875

           For example, if the objectives are not met in the first period and are met in the second period, but the cumulative objectives are met for the first and second periods combined, then the Warrant Exercise Date for the first two 25% increments shall be March 31, 1998.

           For purposes of determining sales and earnings, the following definitions apply.

                  1. Sales: The net sales price of goods and services shipped determined in accordance with generally accepted accounting principles. The percentage-of-completion revenue recognition method shall not be used for purposes of computing sales.

                  2. Earnings: Income before taxes based on income determined in accordance with generally accepted accounting principles applied on a consistent basis, after deduction as expenses of doing business of (i) a 3% of sales management fee, and (ii) interest and goodwill expenses arising from the Company's acquisition of Ventek.

         (b) If the individual period or cumulative sales and earnings targets established in Section 2(a), or any portion thereof, are not met by December 31, 1999, the Warrant Expiration Date for the related portion of the shares of Common Stock purchasable pursuant to the Warrant shall be March 31, 2000. If the Warrant Expiration Date for any portion of the Common Stock is determined in accordance with this Section 2(b), the Holder shall have no further exercise or other rights as to that portion under this Warrant as if such rights never existed.

         SECTION 3.  Warrants and Issuance of Warrant Agreements.

         (a) This Warrant initially entitles the Registered Holder to purchase an aggregate of 1,000,000 shares of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

         (b) From time to time, up to the Warrant Expiration Date, the Company shall execute and deliver Warrants in required whole number denominations to the persons entitled thereto in connection with any exchange permitted under this Warrant; provided that no Warrant shall be issued except (i) those initially issued hereunder; (ii) those issued on or after the Initial Warrant Exercise Date, upon the partial exercise of this Warrant, to evidence any unexercised Warrants held by the exercising Registered Holder; (iii) those issued upon any exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrants pursuant to Section 7; and (v) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect (a) any adjustment or change in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to Section 8 hereof, and (b) other modifications approved by Registered Holders.

         SECTION 4.  Form and Execution of Warrants; Exercise of Warrants.

         (a) Warrants shall be executed on behalf of the Company by its Chairman of the Board, President, any Vice President or Chief Financial Officer by manual signatures. In case any officer of the Company who shall have signed any of the Warrants shall cease to be such officer of the Company before the date of issuance of the Warrants and issue and delivery thereof, such Warrants may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrants had not ceased to be such officer of the Company. After execution by the Company, each Warrant shall then be delivered to the Registered Holder.

         (b) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Company shall deposit the proceeds received from the exercise of a Warrant, and promptly after clearance of checks received in payment of the Purchase Price pursuant to such Warrants, cause to be issued and delivered by the Company's transfer agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a Warrant for any remaining unexercised Warrants of the Registered Holder).

         (c) Upon receipt of the shares of Common Stock, Registered Holder shall be entitled to piggyback registration rights with respect to such shares as set forth in and pursuant to Section 5.4(C) of the Asset Purchase Agreement.

         SECTION 5.   Reservation of Shares; Payment of Taxes; etc.

         (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Purchase Price shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

         (b) The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to the exercise of the Warrants; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

         (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

         SECTION 6.  Exchange of Warrant.

         (a) This Warrant may be exchanged for other Warrants representing an equal aggregate number of Warrants of the same type. Warrants to be exchanged shall be surrendered to the Company at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, issue and deliver in exchange therefor the Warrant or Warrants which the Registered Holder making the exchange shall be entitled to receive.

         (b) The Company shall keep at its office books in which it shall register the Warrants in accordance with its regular practice.

         (c) The Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         (d) All Warrants surrendered for exercise or for exchange in case of mutilated Warrants shall be promptly canceled by the Company and thereafter retained by the Company until the Warrant Expiration Date, or such other time as the Company shall determine solely within its discretion.

         SECTION 7. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of loss, theft or destruction) upon surrender and cancellation thereof, the Company shall execute and deliver to the Registered Holder in lieu thereof a new Warrant of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe or require.

          SECTION 8. Adjustment of Exercise Price and Number of Shares of Common Stock or Warrants.

         (a) Subject to Section (f) and the exceptions referred to in Section 8(e) below, in the event the Company shall, at any time or from time to time after the date hereof, subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after such subdivision or combination. Such adjustment shall be made successively whenever such subdivision or combination is made.

         Upon each adjustment of the Purchase Price pursuant to this Section 8, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 8(b) hereof) be such number of shares of Common Stock purchasable at the Purchase Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

         (b) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 8, the Company shall, as promptly as practicable, cause to be distributed to the Registered Holder of a Warrant on the date of such adjustment a Warrant evidencing, subject to Section 9 hereof, the number of additional Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) a new Warrant evidencing the number of Warrants to which such Holder shall be entitled after such adjustment.

         (c) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant or Warrants theretofore and thereafter issued shall, unless the Company shall exercise its option to issue a new Warrant pursuant to Section 8(b) hereof, continue to express the Purchase Price per share and the number of shares purchasable thereunder as they were expressed in the Warrant when it was originally issued.

         (d) After  each  adjustment  of the  Purchase  Price  pursuant  to this
Section 8, the Company will promptly prepare a certificate signed by the President, and by the Chief Financial Officer, Controller, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the Registered Holder of each Warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder of Warrants at his last address as it shall appear in the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the Holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         (e) For purposes of Section 8(a) and 8(b) hereof, the following provisions shall also be applicable:

                  (A) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                  (B) No adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least $.25 in such price; provided that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.25 in the Purchase Price then in effect hereunder.

         (f) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 8, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

         (g) If and whenever the Company shall declare any dividends or distributions or grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall notify each of the then Registered Holders of the Warrants of such event prior to its occurrence to enable such Registered Holders to exercise their Warrants and participate as holders of Common Stock in such event.

         SECTION 9.  Fractional Warrants and Fractional Shares.

         (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                  (A) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the National Market System of NASDAQ ("NMS"), the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day or no closing sale price is quoted, the average of the closing bid and asked prices for such day on such exchange or system; or

                  (B) If the Common Stock is listed in the over-the-counter market (other than on NMS) or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                  (C) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         SECTION 10. Warrantholder Not Deemed Stockholder. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

         SECTION 11. Rights of Action. All rights of action with respect to this Warrant are vested in the Registered Holder of the Warrants, and the Registered Holder of a Warrant, without consent of the holder of any other Warrant, may, on his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in this Warrant.

         SECTION 12. Agreement of Warrantholder. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company that the Company may deem and treat the person in whose name the Warrant is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

         SECTION 13. Gender; Singular and Plural. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa.

          SECTION 14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws.

         SECTION 15. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid, as follows: if to the Registered Holder of a Warrant, at the address of such holder as shown on the registry books maintained by the Company; if to the Company, at 2067 Commerce Drive, Medford, Oregon 97504, Attention: President.

         SECTION 16. Binding Effect. This Warrant shall be binding upon and inure to the benefit of the Company (and its respective successors and assigns) and the holders from time to time of Warrants. Nothing in this Warrant is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

          SECTION 17. Termination. This Warrant shall terminate at the close of business on the Warrant Expiration Date.


                                  ARC CAPITAL




                                  By:
                                  Alan R. Steel